Exhibit 99.5

Rule 438 Consent

     In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of Harleysville National Corporation in the Registration Statement on Form S-4 (Registration No. 333-152007) filed by Harleysville National Corporation on or about July 31, 2008.

/s/ John J. Cunningham, III
Name:	John J. Cunningham, III
Date:	July 30, 2008